CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)


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                                              Thirteen weeks ended
                                             March 26,     March 28,
                                                2000         1999
                                            ------------ -----------

Basic earnings:

   Income from continuing operations           $203,017     $169,968

   Discontinued operations:

     Earnings from operation of
       cable business                            $2,437       $8,925

     Gain on sale of cable business            $744,700           $0

   Net income                                  $950,154     $178,893

   Weighted average number of
     common shares outstanding                  273,958      279,314

   Earnings from continuing
     operations per share-basic                   $0.74        $0.61

   Earnings from the operation of
     cable business per share-basic               $0.01        $0.03

   Gains on sale of cable business
     per share-basic                              $2.72        $0.00

   Basic earnings per share                       $3.47        $0.64

Diluted earnings:

   Income from continuing operations           $203,017     $169,968

   Discontinued operations:

     Earnings from operation of
       cable business                            $2,437       $8,925

     Gain on sale of cable business            $744,700           $0

   Net income                                  $950,154     $178,893

   Weighted average number of
     common shares outstanding                  273,958      279,314

   Dilutive effect of outstanding                 2,249        2,363
     stock options and stock
     incentive rights

   Weighted average number of
     shares outstanding, as adjusted            276,207      281,677

   Earnings from continuing
     operations per share-diluted                 $0.74        $0.61

   Earnings from the operation of
     cable business per share-diluted             $0.01        $0.03

   Gains on sale of cable business
     per share-diluted                            $2.69        $0.00

   Diluted earnings per share                     $3.44        $0.64

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